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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

March 17, 1997

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Newmont Mining Corporation of our report dated February 1, 1997, except for the fifth paragraph of Note 1 which is as of March 10, 1997, appearing on page 47 of Santa Fe Pacific Gold Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP